Exhibit 99.1

Contact:	Jake Elguicze
Treasurer and Vice President of Investor Relations
610-948-2836

FOR IMMEDIATE RELEASE	May 16, 2014

TELEFLEX INCORPORATED ANNOUNCES PRICING OF $250 MILLION SENIOR NOTES OFFERING

Wayne, PA — Teleflex Incorporated (NYSE: TFX) (“Teleflex”) announced today that it priced its offering of $250.0 million aggregate principal amount of 5.25% senior notes due 2024 (the “Notes”) at an issue price of 100% in a private placement. The sale of the Notes is expected to close on May 21, 2014, subject to customary closing conditions.

The Notes will be guaranteed by each of Teleflex’s existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under its revolving credit facility and by certain of Teleflex’s other wholly-owned domestic subsidiaries.

Teleflex intends to use the net proceeds from the offering to repay approximately $245.0 million of borrowings under its revolving credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to non-U.S. persons in transactions outside the United States in reliance on Regulation S. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

ABOUT TELEFLEX INCORPORATED

Teleflex is a leading global provider of specialty medical devices for a range of procedures in critical care and surgery. Our mission is to provide solutions that enable healthcare providers to improve outcomes and enhance patient and provider safety. Headquartered in Wayne, PA, Teleflex employs approximately 11,400 people worldwide and serves healthcare providers in more than 150 countries.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments, (2) demand for and market acceptance of new and existing products, (3) our ability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with expectations, (4) our ability to effectively execute our restructuring programs, (5) projected savings falling short of targets, (6) the impact of recently passed healthcare reform legislation and changes in Medicare, Medicaid and third-party coverage and reimbursements, (7) competitive market conditions and resulting effects on revenues and pricing, (8) increases in raw material costs that cannot be recovered in product pricing, (9) global economic factors, including currency exchange rates, interest rates and sovereign debt issues, (10) difficulties entering new markets and (11) general economic conditions. Information about some of the known risks and uncertainties is included in the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 24, 2014 and quarterly report on Form 10-Q filed with the SEC on April 30, 2014 as well as other filings with the SEC which can be obtained on the SEC’s website at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.